Exhibit 10.19

AMENDMENT TO THE

ELECTRA VEHICLES, INC. 2016 STOCK INCENTIVE PLAN

This Amendment to the Electra Vehicles, Inc. 2016 Stock Incentive Plan (this “Amendment”) is dated May 13, 2026 (the “Amendment Effective Date”), and amends the Electra Vehicles, Inc. 2016 Stock Incentive Plan (as amended and/or restated from time to time, the “Plan”) pursuant to Section 11(d) of the Plan.

1. Unless otherwise expressly provided for in this Amendment, all capitalized words or phrases or other defined terms used in this Amendment will have the same meaning ascribed to them in the Plan.

2. Section 11(c) of the Plan is amended and restated in its entirety to read as follows:

“Effective Date and Term of Plan. This Plan will remain in effect until terminated by the Board in accordance with the Plan. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after May 13, 2036.”

3. This Amendment shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the Amendment Effective Date. Awards may be granted under the Plan prior to such stockholder approval of this Amendment; provided, however, that if such approval has not been obtained at the end of said twelve (12)-month period, all Awards previously granted or awarded under the Plan following the Amendment Effective Date shall thereupon be canceled and become null and void and the Plan shall terminate on its original expiration date (May 18, 2026).

4. This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

5. Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

[Signature Page Follows]

I hereby certify that the foregoing Amendment was duly approved by the Board of Directors of Electra Vehicles, Inc., effective as of May 13, 2026.

By:	/s/ Fabrizio Martini
Name: Fabrizio Martini
Title: Chief Executive Officer

[Amendment to 2016 Stock Incentive Plan]